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                                                                  EXHIBIT 99.(l)


                                 BROWN & WOOD, LLP

                            One World Trade Center
                           New York, N.Y. 10048-0057
                            Telephone: 212-839-5300
                            Facsimile: 212-839-5599


                                                February 23, 1999

MuniHoldings Pennsylvania Insured Fund
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

     This opinion is being furnished in connection with the registration by MuniHoldings Pennsylvania Insured Fund, a Massachusetts business trust (the "Fund"), of common shares of beneficial interests, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act, in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement. The Shares will be issued pursuant to the Certificate of Designation (the "Certificate of Designation") to be filed with the Secretary of the Commonwealth of Massachusetts (the "State Department").

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Fund, as amended, the By-laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.
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     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                                Very truly yours,

                                                /s/ Brown & Wood LLP